UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 15, 2007

Delta Financial Corporation
 (Exact Name of Registrant as Specified in its Charter)

Delaware	1-12109	11-33336165
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

1000 Woodbury Road, Suite 200, Woodbury, New York 11797-9003
 (Address of principal executive offices)                     (Zip Code)

Registrant's telephone number, including area code: (516) 364-8500

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events.

Transactions with Angelo, Gordon & Co.

     Delta Financial Corporation (the “Company”) entered into a letter of intent, dated November 15, 2007, with an affiliate of Angelo, Gordon & Co., one of the Company’s principal stockholders. The letter of intent contemplates an aggregate financing of $100.0 million, including amounts outstanding under the residual financing facility established in August 2007.

      If the proposed transaction is completed, an affiliate of Angelo, Gordon & Co., AG Special Situation Corp. (“AGSSC”) will purchase from the Company a new series of 10% Senior Secured Notes. The maturity of the notes will be three years after issuance. The initial aggregate principal amount of the notes will be equal $100.0 million, minus the principal amount outstanding under the August 2007 residual financing facility as of the issuance date of the notes. The Company currently estimates that if the transaction closes in December 2007, such principal amount will be approximately between $45 million and $49 million, such that the initial principal amount of the 10% Senior Secured Notes will be between $51 million and $55 million. Interest on the notes is expected to be payable on a payment-in-kind basis until the first anniversary of the closing date. In connection with the proposed note issuance, the Company will issue to AGSSC 40 million newly issued shares of common stock as additional consideration, which may be initially issued in the form of convertible preferred stock or convertible debt securities. The Company will also reduce the exercise price of Angelo Gordon’s warrants to purchase 10.0 million shares of common stock to $1.00 per share. The warrants remain due to expire in February 2009.

     The transaction is subject to the completion of Angelo Gordon’s due diligence procedures, and the negotiation and execution of definitive transaction agreements.

     The proposed Senior Secured Notes will be secured by a security interest in all of the Company’s securitization residuals, BIO certificates and excess cashflow certificates as of the closing date, together with any other assets of the Company as the parties shall agree upon in the definitive transaction documents. The Senior Secured Notes are repayable at the option of the Company, and are subject to several events of default. If the transaction closes, the Company’s August 2007 residual financing facility will be extended to the day prior to the first anniversary of the closing date of the Senior Secured Notes (in or about December 2008).

      If the transaction closes as planned, Angelo Gordon will be the beneficial owner of approximately 61.4% of the Company’s outstanding common stock, and approximately 66.5% of the Company’s outstanding stock if it exercises all of its warrants. Upon the closing of the transaction, subject to certain limitations intended to comply with certain state lending regulations, AGSSC will obtain the right to elect a majority of the Company’s Board of Directors. AGSSC will also obtain registration rights with respect to the new shares of common stock, and preemptive rights with respect to the issuance of new shares of the Company’s capital stock.

      The closing of the proposed offering is subject to a variety of conditions precedent, including, but not limited to:

  the negotiation and execution of definitive transaction documents;
  the Company not being in default under any of its material agreements;
  the Company shall have either (a) priced a securitization of approximately $500 million of mortgage loans on terms acceptable to AGSSC, or (b) entered into and closed the initial financing under one or more financing arrangements with respect to approximately $500 million of mortgage loans on terms acceptable to AGSSC; and
  satisfaction of Nasdaq’s rules relating to shareholder approval of transactions of this kind and an increase in the Company’s authorized common stock.

     The Company has agreed that, until December 15, 2007, it will not to enter into any “Competing Transaction” (as defined in the letter of intent). However, the Company has the right to terminate the letter of intent if it receives a “Superior Proposal” (as defined in the letter of intent).

      The transaction may be deemed to constitute a “change of control” under the laws of several of the states in which the Company originates mortgage loans, including New York, the state in which the Company originates approximately one-quarter of its loan production as of the date of this report. The Company intends to obtain all required regulatory approvals for the completion of the transaction (some of which may be obtained after the closing of the transaction, as provided by applicable law), although no assurances can be given that it will successfully do so.

      A copy of the letter intent is included as exhibit 99.1 to this report. The description in this report of the letter of intent is only a summary, and you should refer to the letter of intent for a complete description.

Arrangements with Warehouse Providers

     Contemporaneously with signing the aforementioned letter of intent with AGSSC, the Company entered into an agreement with three of its warehouse providers to facilitate the completion of the proposed transactions with AGSSC. These warehouse providers have agreed, until 11:59 P.M. on December 14, 2007, (1) not to make any margin calls, or reduce their advance rates, on the loans currently collateralizing their warehouse lines and (2) to continue to fund the Company’s loan originations at prescribed advance rates. The agreement of these institutions is subject to several conditions, including:

  the Company’s letter of intent with AGSSC must remain in full force and effect;
  the Company must complete certain whole-loan sale transactions and price a securitization of mortgage loans during this period; and
  the Company is subject to certain financial covenants.

     Under these arrangements, and in light of market conditions, the Company expects to significantly limit its originations during this period and until market conditions improve. In light of the Company’s significantly reduced loan production, it plans to terminate a warehouse facility that it has with a fourth financial institution, under which the Company does not currently have any outstanding indebtedness.

     The Company will endeavor to close the transactions contemplated by the letter of intent with AGSSC on or prior to December 14, 2007. At that time, under the arrangements with the warehouse providers, the Company’s existing warehouse facilities will expire. The Company and these three financial institutions intend to negotiate to renew or replace the warehouse facilities with new facilities totaling $200 million in the aggregate. However, there can be no assurance that the Company will succeed in obtaining such facilities.

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Important Information Regarding Forward-Looking Statements

Certain statements contained in this report which are not historical fact may be deemed to be “forward-looking” statements under the federal securities laws, and involve risks and uncertainties. These forward-looking statements relate to, among other things, the Company’s capital raising plans, including its plans to complete the transactions described in this report on the terms described or on similar terms. There are many important factors that could cause the Company’s actual results to differ materially from those indicated in the forward-looking statements. Such factors include, but are not limited to, the risk that the Company will not be able to enter into definitive financing agreements before December 14, 2007, and the risk that the Company will not be able to renew or replace its warehouse facilities with other sources of financing prior to their termination; the risk that the Company will not obtain the regulatory and stockholder approvals required to complete these transactions, including an increase in the Company’s authorized common stock; the risk that the Company will not satisfy any of the other closing conditions set forth in any definitive agreements; the risk that the Company will not be able to satisfy the conditions described in this report with respect to AGSSC or the providers of the Company’s warehouse facilities; the risk that the Company will not be able to retain the services of any of the Company’s officers or employees that Angelo Gordon or the Company’s other investors view as material to the Company’s future success; the Company’s ability or inability to access the securitization and whole-loan markets on favorable terms and conditions or at all; rating agencies’ changes impacting over-collateralization levels and other terms of the Company’s outstanding and potential securitizations; competition; loan losses, loan prepayment rates, delinquency and default rates; repurchase obligations and early payment defaults; costs and potential liabilities associated with litigation, regulatory investigations or actions by state and/or federal agencies and other regulatory compliance matters and changes (legislative or otherwise) affecting mortgage lending activities and the real estate market; general economic conditions, including interest rate risk, future residential real estate values, future tax rates and demand for the Company’s products and services; the state of the housing market; and other risks identified in the Company’s filings with the Securities and Exchange Commission, including those discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 under the captions “Business–Forward Looking Statements and Risk Factors” and “Risk Factors”

and its Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2007 under the caption “Risk Factors.” Many of these risks, particularly our ability to secure financing on the terms and at the times set forth in this report could result in the Company’s inability to originate mortgage loans or to operate as a going concern. The Company disclaims any obligation to update or revise any of the forward-looking information contained in this report at any future date, except as required under applicable securities laws.

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     The information in this report does not constitute an offer to sell, or the solicitation of an offer to buy, any of the Company’s securities. The securities described in this report have not been registered under the Securities Act of 1933, and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

Item 9.01. Financial Statements and Exhibits.

Exhibit

99.1                Letter of Intent, dated November 15, 2007, between the Registrant and AG Special Situation Corp.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA FINANCIAL CORPORATION
(Registrant)

By: /s/ Marc E. Miller
Name: Marc E. Miller
Title: Executive Vice President
and Secretary

Dated: November 15, 2007